UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500 Nashville, Tennessee 37215
(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 26, 2016, SP Holdco I, Inc. and Surgery Center Holdings, Inc. (each an indirectly wholly-owned subsidiary of Surgery Partners, Inc.) along with certain other indirectly wholly-owned entities (the “Guarantors,” and together with SP Holdco I, Inc. and Surgery Center Holdings, Inc., the “Subsidiaries”) that each guarantee the First Lien Credit Agreement (as defined herein) entered into an amendment (the “Amendment No. 4”) to the First Lien Credit Agreement, dated as of November 3, 2014, as amended on December 1, 2015, October 7, 2015 and March 24, 2016 (as amended, the “First Lien Credit Agreement”), by and among the Subsidiaries, the Incremental Lenders, Jefferies Finance LLC, as the Administrative Agent and the Collateral Agent thereunder, and Jefferies Finance LLC, as Issuing Bank (as amended, restated, amended and restated, supplemented or otherwise modified from time to time). The Amendment No. 4 amends the First Lien Credit Agreement to reduce the Applicable Margin, add call protection with respect to the Term Loans and increase the ability to incur additional indebtedness by up to $150,000,000. Capitalized terms used in this description but not defined herein have the meanings given to them in the First Lien Credit Agreement, as amended by the Amendment No 4. A copy of the Amendment No 4. is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in the first paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 4 to Credit Agreement, dated as of September 26, 2016, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., Jefferies Finance LLC and the other guarantors and lenders party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Michael T. Doyle Michael T. Doyle Chief Executive Officer
Date: September 27, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 4 to Credit Agreement, dated as of September 26, 2016, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., Jefferies Finance LLC and the other guarantors and lenders party thereto